SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: NOVEMBER 4, 1999

                DATE OF EARLIEST EVENT REPORTED: OCTOBER 25, 1999

                         COMMISSION FILE NUMBER 0-28840

                                 IMRGLOBAL CORP.
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             (Exact Name of Registrant as Specified in its Charter)

            FLORIDA                                      59-2911475
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(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                            100 SOUTH MISSOURI AVENUE
                            CLEARWATER, FLORIDA 33756
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              (Address of Principal Executive Offices and Zip Code)

                                 (727) 467-8000
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                         -------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         On October 25, 1999, IMRglobal and the former stockholders of Fusion Systems Japan Co., Ltd. executed the First Amendment to the Acquisition Agreement dated March 26, 1999 which is filed as an exhibit hereto and incorporated herein by reference. This amendment provided for the cash payment of approximately $22.4 million in exchange for approximately
         1.5 million shares of IMRglobal issued in the original transaction. The cash price represented a restructuring of the Fusion merger from an all stock transaction to a combination of cash (39%) and stock (61%). The cash price was adjusted for the dollar to yen exchange rate that existed at March 26, 1999. As part of the restructure, key Fusion employees have entered into extended employment and non-compete agreements with IMRglobal.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  NUMBER                   DESCRIPTION
                  ------                   -----------

                    2.1 First Amendment to the Acquisition Agreement - Acquisition of Fusion Systems Japan Co., Ltd. dated March 26, 1999 for the acquisition of Fusion between IMRglobal Corp. (Buyer) and Fusion Systems Japan Co., Ltd. (Seller).

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            IMRGLOBAL CORP.

Date     NOVEMBER 4, 1999                   /s/ SATISH K. SANAN
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                                            Satish K. Sanan
                                            Chief Executive Officer

Date     NOVEMBER 4, 1999                   /S/ ROBERT M. MOLSICK
     --------------------------             ------------------------------------
                                            Robert M. Molsick
                                            Chief Financial Officer


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